Exhibit 1A-11

Spiegel ACCOUNTANCY CORP CONSENT OF INDEPENDENT ACCOUNTANTS We hereby provide our consent to the incorporation by reference in this Report on the Form 1-A registration of Littlefish, Inc. for the initial period ended November 30, 2018 of our report dated March 6, 2019 included in its Registration Statement on Form 1-A relating to the financial statements for the initial period ended Novemter30, 2018, listed in the accompanying index. Spiegel Accountancy Corp Pleasant Hill California March 6, 2019